Exhibit 99.1

News Release

For Immediate Release	CONTACTS: Bill Newbould Endo Pharmaceuticals (610) 558-9800

ENDO PHARMACEUTICALS ANNOUNCES APPOINTMENT
OF NEW OUTSIDE DIRECTOR TO BOARD

CHADDS FORD, Pa., January 15, 2003 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP; ENDPW), a fully integrated specialty pharmaceuticals company with market leadership in pain management, today announced the appointment of Clive A. Meanwell, M.D., Ph.D., to its Board of Directors. The nomination of Meanwell, executive chairman of The Medicines Company, expands Endo’s Board to 10 directors.

Meanwell, 45, has been the executive chairman and a director of The Medicines Company (Nasdaq: MDCO), a pharmaceutical company based in Parsippany, N.J., since September 2001. Previously, he served as chief executive officer, president and director since the inception of The Medicines Company in 1996. From 1995 to 1996, Meanwell was a partner and managing director at MPM Capital L.P., a venture capital firm.

Prior to that, he held various positions of increasing scope and responsibility at Hoffmann-La Roche, Inc. from 1986 to 1995, most recently as senior vice president. While at Hoffman-LaRoche, he was responsible for the development and launch of Neupogen® and for the regulatory approval of eight new products and nine significant line extensions of products. Meanwell received his M.D. and Ph.D. from the University of Birmingham, United Kingdom.

“Clive brings significant scientific and business experience in the specialty pharmaceutical area, and we look forward to having him as a member of our Board,” said Carol A. Ammon, chairman and chief executive officer.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 9, 2000, as amended. Readers should evaluate any statement in light of these important factors.

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